UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2025

Hallador Energy Company

(Exact name of registrant as specified in its charter)

Colorado	001-34743	84-1014610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1183 East Canvasback Drive, Terre Haute, Indiana 47802
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (812) 299-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $.01 par value	HNRG	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2025, the Company announced that it has appointed Todd E. Telesz as its new Chief Financial Officer, effective June 23, 2025, to succeed Marjorie Hargrave who is leaving the Company to pursue other opportunities. Mr. Telesz brings substantial experience in the electric utilities industry, which will benefit the Company’s ongoing transition from a bituminous coal producer to an integrated independent power producer. The Company thanks Ms. Hargrave for her service

Mr. Telesz, 54, is an accomplished financial executive with extensive experience in the power sector. Since 2024, Mr. Telesz has served as Chief Financial Officer of Tri-State Generation and Transmission Association, Inc., a non-profit generation and transmission cooperative owned by 40 cooperative systems across 4 states. Between 2021 and 2023, he served as Chief Executive Officer of Basin Electric, one of the nation’s largest electric cooperatives, owned by 141 cooperative systems across 9 states. He previously served as Senior Vice President at CoBank, ACB, a provider of loans and financial services to cooperatives, agribusinesses, rural utilities and farm credit associations in its Power, Energy and Utilities division between 2007 and 2021.

In connection with his appointment, Mr. Telesz will initially be paid an annual base salary of $500,000, with a target annual short-term incentive of $175,000.  Mr. Telesz will also be eligible for long-term incentive awards consistent with the programs available for other senior executive officers of the Company; subject to approval by the Company’s Board of Directors of its executive officer compensation plan, it is expected that Mr. Telesz will receive an annual grant of restricted stock units valued at $200,000 in respect of the 2025 fiscal year, having a 3-year vesting period.  Mr. Telesz will also receive an initial signing bonus of $100,000.

There are no family relationships between Mr. Telesz and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Mr. Telesz or any other person and the Company or any of its subsidiaries pursuant to which he was appointed as an officer of the Company. There are no transactions between Mr. Telesz or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On June 4, 2025, the Company issued a press release announcing the management changes described herein. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, and the text of such press release is incorporated herein by reference.

None of the information furnished in this Item 7.01 will be deemed "filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01 – Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Document Name
99.1	Press Release dated June 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 4, 2025	By:	/s/ BRENT K. BILSLAND
Brent K. Bilsland President and CEO